MISSION WEST PROPERTIES

                         SPECIAL MEETING OF SHAREHOLDERS
                                __________, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Carl E. Berg and Michael J. Anderson, and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of Mission West Properties which the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held _______, 1998, or any adjournment or postponement thereof, as specified on the reverse hereof.

      THIS PROXY WILL BE VOTED AS THE UNDERSIGNED SPECIFIES ON THE REVERSE HEREOF. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.


                  (Continued and to be signed on other side)

THE BOARD OF DIRECTORS SOLICITS YOUR PROXY FOR THE FOLLOWING ITEMS:


1. PROPOSAL TO APPROVE the Company's sale of 6,495,058 shares of Common Stock at $4.50 per share.

           FOR (  )       AGAINST (  )         ABSTAIN (  )

2. PROPOSAL TO RATIFY AND APPROVE the Company's acquisition of the sole general partner interest in each of the Operating Partnerships.

           FOR (  )       AGAINST (  )         ABSTAIN (  )

3. PROPOSAL TO APPROVE the Company's acquisition of the Pending Development Projects from Carl E. Berg and certain other members of the Berg Group.

           FOR (  )       AGAINST (  )         ABSTAIN (  )

4. PROPOSAL TO APPROVE the Company's acquisition of an option to acquire future R&D Properties build on land owned by Carl E. Berg and certain other members of the Berg Group.

           FOR (  )       AGAINST (  )         ABSTAIN (  )

5. PROPOSAL TO APPROVE the Company's acquisition of the sole general partner interest in the Operating Partnerships and the issuance of up to 93,398,705 shares of Common Stock in exchange for limited partnership interests held by or issuable to Carl E. Berg and certain other members of the Berg Group and other limited partners.

           FOR (  )       AGAINST (  )         ABSTAIN (  )

6. PROPOSAL TO APPROVE the Merger Agreement and Plan of Merger pursuant to which the Company will change its state of incorporation from California to Maryland through a merger with and into the Company's wholly owned subsidiary Mission West Properties, Inc., a Maryland corporation ("Mission West-Maryland"), which during 1998 intends to elect to become a real estate investment trust for federal income tax purposes, and to approve the adoption of the charter and the bylaws of Mission West-Maryland.

           FOR (  )       AGAINST (  )         ABSTAIN (  )


Date:  ______________, 1998

                          Signature: ____________________________

                          Signature: ____________________________

NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.